             [Form of Face of Floating Rate Note]                  Exhibit 4(b)

          THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

CUSIP NO.

REGISTERED NO.


                       HUNTINGTON BANCSHARES INCORPORATED

                    MEDIUM-TERM FLOATING RATE NOTE, SERIES B


              Due From Nine Months to 30 Years From Date of Issue


         [INCLUDE LEGEND IF THIS IS A GLOBAL NOTE --- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ORIGINAL ISSUE DATE:                                       MATURITY DATE:

INTEREST RATE BASIS:                                       INITIAL INTEREST RATE:

INTEREST PAYMENT PERIOD:                                   INTEREST RESET PERIOD:

INTEREST PAYMENT DATES:                                    INTEREST RESET DATE:

INTEREST DETERMINATION DATES:                              INDEX MATURITY:

SPREAD:                                                    SPREAD MULTIPLIER:

CALCULATION DATES:                                         CALCULATION AGENT:

MAXIMUM INTEREST RATE:                                     MINIMUM INTEREST RATE:

INITIAL DATE ON WHICH THE                                  REDEEMABLE ON OR AFTER:
NOTE IS REPAYABLE AT THE                                   (AT OPTION OF THE COMPANY)
OPTION OF THE HOLDER:

INITIAL REPAYMENT PERCENTAGE:                   INITIAL REDEMPTION PERCENTAGE:

ANNUAL REPAYMENT                                ANNUAL REDEMPTION
PERCENTAGE REDUCTION:                           PERCENTAGE REDUCTION:

DEPOSITARY:
(only applicable if Note is a Global Note)

         HUNTINGTON BANCSHARES INCORPORATED, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), for value received, hereby promises to pay to________________________________

__________________________________________________________________________ or

registered assigns, the principal sum of ______________________________________

________________________ U.S. dollars, on the Maturity Date specified above, or if such date is not a Business Day (as defined below), the next succeeding Business Day, and to pay interest from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for monthly, quarterly, semi-annually, or annually as specified above under "Interest Payment Period," on the Interest Payment Dates specified above and at Maturity, on the principal sum, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of CD Rate," "Determination of Federal Funds Rate," or "Determination of CMT Rate", depending upon whether the Interest Rate Basis is Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate, Federal Funds Rate, or CMT Rate, as specified above, adjusted, if applicable, by adding or subtracting the Spread specified above, or multiplying by the Spread Multiplier specified above; provided, however, that if any Interest Payment Date specified above would otherwise be a day that is not a Market Day, unless such Interest Payment Date is also the Maturity Date, such Interest Payment Date will be the next day that is a Market Day, except that in the event that the Interest Rate Basis for this
Note is LIBOR, if such Market Day is in the next succeeding calendar month, such Interest Payment Date will be the next preceding Market Day. If the Maturity Date of this Note falls on a day which is not a Market Day, payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Market Day, with the same force and effect as if made on the due date, and no interest shall accrue with respect to the payment due on such date.

         Interest on this Note shall accrue (a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semi-annually, or annually, as specified above under "Interest Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Interest
Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of the principal sum has been made or duly provided for or
(b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under "Interest Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the last date to which interest has been paid, unless the date hereof is a Regular Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of the principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of this Note is after any Regular Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted daily or weekly, as provided above under "Interest Reset Period" and as determined in accordance with the provisions on the reverse hereof, in which case interest on this Note shall accrue from and including the last date to which interest has been paid or duly provided for to and including such Regular Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above.

         Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest next preceding each Interest Payment Date, and interest payable at Maturity will be paid to the Person to whom said principal sum is payable; provided, however, that the first payment of interest on a Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. "Regular Record Date" shall mean the date which is fifteen calendar days (whether or not a Business Day) prior to each Interest Payment Date. "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of New York and, in the event that the Interest Rate Basis for this Note is LIBOR, in the City of London. "Market Day" shall mean (a) with respect to any Note other than a LIBOR Note, any Business Day in the City of New York, or (b) with respect to any LIBOR Note, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day").

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at the option of the Company, may be made either by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or by wire transfer to an account maintained by such Person with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive interest payments (other than at Maturity) by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent (as defined below) on or prior to the applicable Regular Record Date for such payment of interest. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity will be made in immediately available funds upon presentation of this Note at the office of The Chase Manhattan Bank (National Association), as paying agent ("Paying Agent"), in New York, New York, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

         Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, HUNTINGTON BANCSHARES INCORPORATED has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

DATED:_______________________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION                       HUNTINGTON BANCSHARES INCORPORATED
This is one of the Securities of the series designated
therein referred to in the within-mentioned Indenture

THE CHASE MANHATTAN BANK                                      By: __________________________________
(NATIONAL ASSOCIATION)                                             Zuheir Sofia, President
as Trustee


By: _____________________________________________             Attest:_______________________________
          Authorized Officer                                         Ralph K. Frasier, Secretary

                                                                       [SEAL]

                    [Form of Reverse of Floating Rate Note]

                       HUNTINGTON BANCSHARES INCORPORATED


                    MEDIUM-TERM FLOATING RATE NOTE, SERIES B

              Due From Nine Months to 30 Years From Date of Issue


         This Note is one of a duly authorized issue of Medium-Term Notes of the Company (hereinafter called the "Notes"), issued or to be issued in one or more series under and pursuant to an indenture, dated as of March 25, 1994 (as supplemented or amended from time to time, the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face, limited in aggregate principal amount to $750,000,000.

         Unless otherwise specified on the face hereof, the rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually, or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Date will be, in case this Note resets daily, each Market Day; in case this Note resets weekly (unless the Treasury Rate is specified as the Interest Rate Basis on the face hereof), the Wednesday of each week; in case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in case this Note resets monthly, the third Wednesday of each month; in case this Note resets quarterly, the third Wednesday of March, June, September, and December; in case this Note resets semi-annually, the third Wednesday of each of two months of each year which are six months apart, as specified on the face hereof; and in case this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (a) the interest rate in effect from the date of issue to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof and (b) unless otherwise specified on the face hereof, the Interest Rate in effect for ten calendar days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date would otherwise be a day that is not a Market Day, such Interest Reset Date shall be postponed to the next day that is a Market Day, except that if the Interest Rate Basis of this Note is LIBOR and if such Market Day is the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

         The "Interest Determination Date" pertaining to an Interest Reset Date for Commercial Paper Rate Notes, Prime Rate Notes, CD Rate Notes, Federal Funds Rate Notes, and CMT Notes, will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned; provided, however, that if, as the result of a legal holiday, an auction is so held on the Friday preceding the Interest Reset Date, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week; provided, further, that if an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the first Market Day immediately following such auction date.

         The "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day, or (ii) the Market Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be, except that, if the Interest Rate Basis is LIBOR, the Calculation Date pertaining to any Interest Determination Date will be such Interest Determination Date.

     Determination of Commercial Paper Rate
     --------------------------------------

         If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate shall equal, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) on the relevant Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Date will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield = 100 x   360 x D
                                      ---------
                                     360-(D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

     Determination of Prime Rate
     ---------------------------

         If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate shall equal, with respect to any Interest Reset Date, the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Date will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     Determination of LIBOR
     ----------------------

         If the Interest Rate Basis specified on the face hereof is LIBOR Reuters or LIBOR Telerate, the interest rate, with respect to any Interest Reset Date, will be determined by the Calculation Agent in accordance with the following provisions:

             (i) As of the Interest Determination Date, LIBOR will be either: (a) if LIBOR Reuters is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if LIBOR Telerate is specified on the face hereof, the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two such offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), LIBOR with respect to such Interest Reset Date will be determined as if the parties had specified the rate described in clause (ii) below.

                (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified on the face hereof), in the city of New York on such Interest Determination Date, by three major banks in the City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount of not less than U.S. $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Interest Reset Date will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. If neither LIBOR Reuters or LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

     Determination of Treasury Rate
     ------------------------------

         If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate shall equal, with respect to any Interest Reset Date, the rate for the auction on the relevant Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     Determination of CD Rate
     ------------------------

         If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate shall equal, with respect to any Interest Reset Date, the rate for the relevant Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer that three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate for such Interest Reset Date will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     Determination of Federal Funds Rate
     -----------------------------------

         If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate shall equal, with respect to any Interest Reset Date, the rate on the relevant Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by each of three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate for such Interest Reset Date will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     Determination of CMT Rate
     -------------------------

         If the Interest Rate Basis specified on the face hereof is CMT Rate, the interest rate shall equal, with respect to any Interest Reset Date, the rate for the relevant Interest Determination Date displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate

Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the on the relevant Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).
If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

        "Designated CMT Maturity Index," shall be the Index Maturity on the face hereof with respect to which the CMT Rate will be calculated. If no such Index Maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

        Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The Calculation Agent's determination of the interest rate on this Note shall be final and binding on the Company and the Holder of this Note in the absence of manifest error.

         All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent rounded upward.

         The interest rate on this Note will in no event be higher than the maximum rate permitted by Ohio law as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

         Interest payments hereon will include interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, but excluding the applicable Interest Payment Date; provided, however, that if the rate at which interest on this Note is payable shall be adjusted daily or weekly as specified on the face hereof under Interest Reset Period, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, as the case may be, to and including the Regular Record Date next preceding such Interest Payment Date; provided, however, that at Maturity the interest payable will include interest accrued to but excluding the Maturity Date. Accrued interest shall be calculated by multiplying the face
amount hereof by an accrued interest factor.   Such accrued interest factor
shall be computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, Prime Rate, LIBOR, CD Rate, Federal Funds Rate, or CMT Rate or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is Treasury Rate.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

         If so provided on the face of this Note, this Note will be repayable, at the option of the Holder, in whole or in part in increments of $1,000 (provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000) on any Business Day on or after the Initial Date On Which The Note Is Repayable At The Option Of The Holder specified on the face hereof, at the repayment amount specified on the face hereof, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the thirtieth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) the certificate number or a description of the tenor and terms of this Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Chase Manhattan Bank (National Association), Attention: Corporate Trust Administration, 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt), and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

         The Notes are issuable in global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, a new Note or Notes in authorized denominations, for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation, (y) the Company at any time and in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time or both would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity, and other terms and of differing denominations aggregating a like amount.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the places, at the respective times, and at the rate herein prescribed.

         The Company, the Trustee, and any Paying Agent may deem and treat the Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

________________________________________________________________________________
(Please Insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal Zip Code of
Assignee)

_______________________________________________________________________________

the within Note and does hereby irrevocably constitute and appoint ____________

_______________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power and substitution in the premises.


Dated:______________________________________       ___________________________________________________________________________
                                                   NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


                           OPTION TO ELECT REPAYMENT
                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

         For the within Note to be repaid, the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the thirtieth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) the within Note, with this "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the within Note, (b) the principal amount of the within Note and the amount of the within Note to be repaid, (c) the certificate number or a description of the tenor and terms of the within Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the within Note with this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and the within Note and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid:_________________________;
and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):___________________________________


Dated: _________________________________________   ____________________________________________________________________________
                                                   NOTICE:  The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                                                   --------------------

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                                      UNIF GIFT MIN ACT -- _______________ Custodian ________________
TEN ENT -- as tenants by the entireties                                                      (Cust)                   (Minor)
JT TEN  -- as joint tenants with right of survivorship                                      Under Uniform Gifts to Minors Act
          and not as tenants in common                                                         _____________________________________
                                                                                                              (State)

    Additional abbreviations may also be used though not in the above list.